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                                                                    Exhibit 3.5





                        PENNSYLVANIA DEPARTMENT OF STATE                 252
                               CORPORATION BUREAU
                         ROOM 308 NORTH OFFICE BUILDING
                                 P.O. BOX 8722
                           HARRISBURG, PA 17105-8722




WERNER CO.



         THE CORPORATION BUREAU IS HAPPY TO SEND YOU YOUR FILED DOCUMENT. PLEASE NOTE THE FILE DATE AND THE SIGNATURE OF THE SECRETARY OF THE COMMONWEALTH. THE CORPORATION BUREAU IS HERE TO SERVE YOU AND WANTS TO THANK YOU FOR DOING BUSINESS IN PENNSYLVANIA. IF YOU HAVE ANY QUESTIONS PERTAINING TO THE CORPORATION BUREAU, CALL (717) 787-1057.






                                                         ENTITY NUMBER:  2613157

                                                        MICROFILM NUMBER:  09479

                                                                       1690-1691



CAPITOL PARALEGAL SERVICES
COUNTER
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                         COMMONWEALTH OF PENNSYLVANIA
                             DEPARTMENT OF STATE       FILED IN THE DEPARTMENT
                              CORPORATION BUREAU       OF STATE ON DEC 20, 1994

                                                         /s/ Robert M. Grant
                                                        -----------------------
                                                        Secretary of the
                                                          Commonwealth


ARTICLES OF INCORPORATION
DOMESTIC BUSINESS CORPORATION

        In compliance with the requirements of 15 Pa. C.S. Section 1306 (relating to articles of incorporation), the undersigned, desiring to be incorporated as a business corporation, hereby certifies that:

        1.      The name of the corporation is

                        WERNER CO.

        2.      The address of its registered office in this Commonwealth is

                        93 Werner Road
                        Greenville, PA  16125

        3. The corporation is incorporated under the Pennsylvania Business Corporation law of 1988 (15 Pa. C.S. Section 1101 et seq.), as the same may be amended.

        4. The aggregate number of shares which the Corporation shall have authority to issue is One Thousand (1,000) shares of common stock, no par value.

        5.      The name and address of the incorporator is as follows:

                               Wendy A. Meikle
                                   Suite A
                             109 Woodfield Drive
                             Greenville, PA 16125

[STAMP]

Dec. 20 94
PA Dept. of State

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        6.  To the fullest extent permitted by law, no director of the corporation shall be personally liable for monetary damages for any action taken, or any failure to take any action.

        7. The effective date of this filing shall be 12:01 a.m., January 1, 1995.

        IN TESTIMONY WHEREOF, the incorporator has signed these Articles of Incorporation this 19th day of December, 1994.


                                        /s/ Wendy A. Meikle
                                        --------------------------
                                        Wendy A. Meikle
                                        Sole Incorporator